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                                                                    EXHIBIT 23.1

March 31, 2005

Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281

The following representations, made to the best of our knowledge and belief, are being provided to you in connection with your audit of Franklin Credit Management Corp. and subsidiaries (the "Company") as to transactions and events after December 31, 2004 and to the date of this letter, your audit having been incorporated by reference in connection with a registration statement (333-122677) on Form S-8 filed by the Company with the Securities and Exchange Commission on April 7, 2005:

1. The audited financial statements and schedules incorporated by reference in the registration statement present fairly the financial position, results of operations, and cash flows of the Company as of December 31, 2004.

2. The interim financial statements incorporated by reference in the registration statement are fair presentations of the information they purport to show and have been prepared on a basis substantially consistent with the audited financial statements included therein.

3. No events have occurred subsequent to December 31, 2004 that have a material effect on the financial statements that are incorporated by reference in the registration statement or that should be disclosed in order to keep those statements from being misleading.

4. The Company has made available to you (a) all financial records and related data that would have a bearing on the purpose of your review and
      (b) all minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

5. In connection with your audit of the Company's financial statements for the year ended December 31, 2004 we have previously provided representations to you dated March 31, 2005. No matters have since come to our attention that would cause us to believe that any of those representations are no longer true.

We understand, in connection with the filing of the above referenced registration statement, that you have performed certain limited procedures only, principally those called for by PCAOB Interim Standard AU 711, Filings Under Federal Securities Statuses.

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_________________________________________________________
 Jeffrey Johnson, Chief Executive Officer of Franklin
 Credit Management Corp.

_________________________________________________________
 Alan Joseph, Chief Financial Officer of Franklin Credit
 Management Corp.

_________________________________________________________
 Kimberly Shaw, Vice President of Finance of Franklin
 Credit Management Corp.

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122677 on Form S-8 of our report dated March 31, 2005, appearing in this Annual Report on Form 10-K of Franklin Credit Management Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

New York, New York
April 7, 2005